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                                                                     EXHIBIT 3.2

                        SENSIENT TECHNOLOGIES CORPORATION
                          AMENDED AND RESTATED BY-LAWS

                                   1. OFFICES

     1.1 Business Offices. The principal office of the corporation in the State of Wisconsin shall be located in the City of Milwaukee, County of Milwaukee. The corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

     1.2 Registered Office. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.

                                 2. SHAREHOLDERS

     2.1 Annual Meeting. The date of the annual meeting of shareholders shall be set by the Board of Directors each year for the third Thursday after the first Friday of April, or on such other day as may be designated by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, for the purpose of electing directors and transacting such other business as may come before the meeting; provided, however, that any such other date shall be not later than June 1. In fixing a meeting date for any annual meeting of shareholders, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment.

     2.2 Purposes of Annual Meeting. At an annual meeting of shareholders (an "Annual Meeting"), only business properly brought before the meeting as provided in this Section may be transacted. To be properly brought before an Annual Meeting, business must be (i) brought before the meeting by or at the direction of the Board of Directors, or (ii) otherwise properly brought before the meeting by a shareholder of record where the shareholder has complied with the requirements of this Section. To bring business before an Annual Meeting, a shareholder must have given written notice thereof, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the corporation, that is received by the Secretary not less than fifty (50) days in advance of the third Thursday after the first Friday in the month of April next following the last Annual Meeting held; provided that if the Annual Meeting of shareholders is held earlier than the third Thursday after the first Friday in the month of April, such notice must be given on or before the later of (x) the date fifty (50) days prior to the earlier date of the Annual Meeting and (y) the date ten (10) business days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission or a press release to Dow Jones & Company or any similar service, of the earlier date of the Annual Meeting. Any such notice shall set forth the following as to each matter the shareholder proposes to bring before the Annual Meeting: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, if such business includes a proposal to amend the Amended and Restated Articles of Incorporation or By-laws of the corporation, the language of the proposed amendment; (B) the name and

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address, as they appear on the corporation's books, of the shareholder proposing such business and the beneficial owner or owners, if any, on whose behalf the business is proposed; (C) the class and number of shares of the corporation which are beneficially owned by such shareholder and beneficial owner or owners;
(D) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (E) any material interest of the shareholder and beneficial owner or owners in such business and such persons' reasons for conducting such business at the meeting. If the chairman of the shareholders meeting shall determine that business was not properly brought before the meeting and in accordance with the provisions of the By-laws, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

     2.3   Special Meetings.

           (a) A special meeting of the shareholders of the corporation (a "Special Meeting") may be called only by (i) the Chairman of the Board, (ii) the Chief Executive Officer, or (iii) the Board of Directors, and shall be called by the Chairman of the Board or the Chief Executive Officer upon the written demand, in accordance with this Section 2.3, of the holders of record of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting. Only such business shall be conducted at a Special Meeting as shall have been described in the notice of meeting sent to shareholders pursuant to Section 2.5 of these By-laws.

           (b) To enable the corporation to determine the shareholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the "Demand Record Date"). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than ten (10) days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any shareholder of record seeking to have shareholders demand a Special Meeting shall, by written notice to the Secretary of the corporation, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within ten (10) days after the date on which such request is received by the Secretary, the Demand Record Date shall be the tenth (10th) day after the first date on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or moreshareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder's notice described in Sections 2.2 and 3.9 of these By-laws.

           (c) For a shareholder or shareholders to demand a Special Meeting, a written

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demand or demands for a Special Meeting by the holders of record as of the
Demand Record Date of shares representing at least ten percent (10%) of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting must be delivered to the corporation. To be valid, each written demand by a shareholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the corporation pursuant to paragraph (b) of this Section 2.3), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), shall set forth the name and address, as they appear in the corporation's books, of each shareholder signing such demand and the class or series and number of shares of the corporation which are owned of record and beneficially by each such shareholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within seventy (70) days after the Demand Record Date.

           (d) The corporation shall not be required to call a Special Meeting upon shareholder demand unless, in addition to the documents required by paragraph (c) of this Section 2.3, the Secretary receives a written agreement signed by each Soliciting Shareholder (as defined herein), pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the corporation's costs of holding the Special Meeting, including the costs of preparing and mailing proxy materials for the corporation's own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of this paragraph (d) the following terms shall have the meanings set forth below:

                 (i) "Affiliate" shall have the meaning assigned to such term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                 (ii) "Participant" shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Exchange Act.

                 (iii) "Person" shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

                 (iv) "Proxy" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

                 (v) "Solicitation" shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Exchange Act.

                 (vi) "Soliciting Shareholder" shall mean, with respect to any Special Meeting demanded by a shareholder or shareholders, any of the following Persons:

                        (A) if the number of shareholders signing the demand or demands

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                             of meeting delivered to the corporation pursuant to
                             paragraph (c) of this Section 2.3 is ten (10) or fewer, each shareholder signing any such demand;

                        (B) if the number of shareholders signing the demand or demands of meeting delivered to the corporation pursuant to paragraph (c) of this Section 2.3 is more than ten (10), each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the corporation of the documents described in paragraph
                             (c) of this Section 2.3, had engaged or intended to engage in any Solicitation of Proxies for use at such Special Meeting (other than a Solicitation of Proxies on behalf of the corporation); or

                        (C) any Affiliate of a Soliciting Shareholder, if a majority of the directors of the corporation then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in paragraph (c) of this
                             Section 2.3 and/or the written agreement described in this paragraph (d) in order to prevent the purposes of this Section 2.3 from being evaded.

           (e) Except as provided in the following sentence, any Special Meeting shall be held at such hour and day as may be designated by whichever of the Chairman of the Board, the Chief Executive Officer or the Board of Directors shall have called such meeting. In the case of any Special Meeting called by the Chairman of the Board or the Chief Executive Officer upon the demand of shareholders (a "Demand Special Meeting"), such meeting shall be held at such hour and day as may be designated by the Board of Directors; provided, however, that the date of any Demand Special Meeting shall be not more than seventy (70) days after the Meeting Record Date (as defined in Section 2.6); and provided further that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within ten (10) days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least ten percent (10%) of all the votes entitled to be cast on each issue proposed to be considered at the special meeting are delivered to the corporation (the "Delivery Date"), then such meeting shall be held at 2:00 P.M. local time on the one hundredth (100th) day after the Delivery Date, or if such one hundredth (100th) day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any Special Meeting, the Chairman of the Board, the Chief Executive Officer or the Board of Directors may consider such factors as he or it deems relevant within the good faith exercise of his or its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an Annual Meeting or a Special Meeting for the conduct of related business.

           (f) The corporation may engage independent inspectors of elections to act as an agent of the corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the corporation until the earlier of (i) five (5)

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Business Days following receipt by the Secretary of such purported demand and
(ii) such date as the independent inspectors certify to the corporation that the valid demands received by the Secretary represent at least ten percent (10%) of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any demand, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

           (g) For purposes of these By-laws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.

     2.4 Place of Meeting. The Board of Directors, the Chairman of the Board or the Chief Executive Officer may designate any place, either within or without the State of Wisconsin, as the place of meeting for the Annual Meeting, any Special Meeting or any postponement thereof. If the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall fail or neglect to make such designation, the Secretary shall designate the place of such meeting. If no designation is made, the place of meeting shall be the registered office of the corporation in the State of Wisconsin. Any adjourned meeting may be reconvened at any place designated by vote of the Board of Directors or by the Chairman of the Board or the Chief Executive Officer.

     2.5 Notice of Meeting. The corporation shall send written or printed notice stating the place, day and hour of any Annual Meeting or Special Meeting not less than ten (10) days nor more than sixty (60) days before the date of such meeting either personally or by mail to each shareholder of record entitled to vote at such meeting and to other shareholders as may be required by law or by the Amended and Restated Articles of Incorporation. In the event of any Demand Special Meeting, such notice of meeting shall be sent not more than thirty (30) days after the Delivery Date. If mailed, such notice of meeting shall be addressed to the shareholder at the shareholder's address as it appears on the corporation's record of shareholders. Unless otherwise required by law or the Amended and Restated Articles of Incorporation, a notice of an Annual Meeting need not include a description of the purpose for which the meeting is called. In the case of any Special Meeting, (a) the notice of meeting shall describe any business that the Board of Directors shall have theretofore determined to bring before the meeting and (b) in the case of a Demand Special Meeting, the notice of meeting (i) shall describe any business set forth in the statement of purpose of the demands received by the corporation in accordance with Section 2.3 of these By-laws and (ii) shall contain all of the information required in the notice received by the corporation in accordance with Section 2.3(b) of these By-laws. A shareholder's attendance at a meeting, in person or by proxy, waives objection to the following: (A) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (B) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     2.6   Fixing of Certain Record Dates.

           (a)   The Board of Directors may fix a future date not less than ten
(10) days and not more than sixty (60) days prior to the date of any Annual Meeting or Special Meeting as the

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record date for the determination of shareholders entitled to notice of, or to vote at, such meeting (the "Meeting Record Date"). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the thirtieth (30th) day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within thirty (30) days after the Delivery Date, then the close of business on such thirtieth (30th) day shall be the Meeting Record Date. The shareholders of record on the Meeting Record Date shall be the shareholders entitled to notice of and to vote at the meeting. Except as may be otherwise provided by law, a determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any adjournment of such meeting unless the Board of Directors fixes a new Meeting Record Date, which it shall do if the meeting is postponed or adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

           (b) The Board of Directors may fix a future date as the record date for the determination of shareholders entitled to receive payment of any share dividend or distribution. If no record date is so fixed by the Board of Directors, the record date for determining shareholders entitled to a distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation's shares) or a share dividend is the date on which the Board of Directors authorized the distribution or share dividend, as the case may be.

     2.7 Voting Lists. After a record date for a Special Meeting or Annual Meeting has been fixed, the corporation shall prepare a list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders' list available at the meeting, and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of any action taken at a meeting of shareholders.

     2.8 Quorum; Votes. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. If the corporation has only one class of stock outstanding, such class shall constitute a separate voting group for purposes of this Section 2.8. Except as otherwise provided in the Amended and Restated Articles of Incorporation or the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Amended and Restated Articles of Incorporation or the Wisconsin Business Corporation Law requires a greater number of affirmative votes. Unless otherwise provided in the Amended and Restated Articles of Incorporation, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present.

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     2.9   Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes. An appointment is valid for eleven months from the date of its signing unless a different period is expressly provided in the appointment form.

     2.10 Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited, or denied by the Amended and Restated Articles of Incorporation of the corporation or by the Wisconsin Business Corporation Law.

     2.11 Subsidiary Shares. Shares held by another corporation, if a sufficient number of shares entitled to elect a majority of the directors of such other corporation is held directly or indirectly by the corporation, shall not be entitled to vote at any meeting, but shares held in a fiduciary capacity may be voted.

     2.12 Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

           (a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

           (b) The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

           (c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

           (d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.

           (e) Two or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

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           The corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

     2.13 Conduct of Meeting. The Chairman of the Board, and in his or her absence, any officer or director designated by the Chairman of the Board, and in his or her absence, the Chief Executive Officer, and in his or her absence, the President, and in his or her absence, a Vice President in the order provided under Section 4.7 of these By-laws, and in their absence, any person chosen by the shareholders present, shall call any Annual Meeting or Special Meeting to order and shall act as Chairman of the Meeting, and the Secretary of the corporation shall act as secretary of any meeting of the shareholders, but in the absence of the Secretary, the Chairman of the Meeting may appoint any other person to act as secretary of the meeting.

     2.14  Postponement; Adjournment.

           (a) Any Annual Meeting or any Special Meeting called by the Chairman of the Board, the Chief Executive Officer (other than a Demand Special Meeting) or the Board of Directors may be postponed at any time or from time to time after written notice of the meeting has been delivered to shareholders as follows: (i) in the case of the Annual Meeting or a Special Meeting called by the Board of Directors, by action of the Board of Directors or a duly authorized committee thereof and (ii) in the case of a Special Meeting called by the Chairman of the Board or the Chief Executive Officer, at the request of the person calling the meeting and with the consent of the Board of Directors or a duly authorized committee thereof. Any such postponement or postponements shall be disclosed in any public filing with the Securities and Exchange Commission or by means of a press release to Dow Jones & Company or any similar service promptly following such postponement, and promptly thereafter written notice of such postponement stating the place, day and hour to which the meeting was postponed shall be delivered to each shareholder of record entitled to vote at such meeting.

           (b) A meeting of shareholders may be adjourned to a different date, time or place from time to time, whether or not there is a quorum, (i) at any time, upon a resolution of shareholders if the number of votes cast in favor of such resolution exceed the number of votes cast against such resolution, or (ii) by order of the chairman of the meeting, but only where such order is delivered before any business is transacted at such meeting and such adjournment is for a period of thirty (30) days or less. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally noticed. Any such adjournment or adjournments pursuant to clause (i), if the new date, time and place of the meeting are not announced at the meeting prior to adjournment or if a new record date is or must be fixed for the meeting, or pursuant to clause (ii) shall be disclosed in any public filing with the Securities and Exchange Commission or by means of a press release to Dow Jones & Company or any similar service promptly following such adjournment, and promptly thereafter written notice of such adjournment stating the date, time and place to which the meeting was adjourned shall be delivered to each shareholder of record entitled to vote at such meeting, except that (except as may be otherwise required by law) no such disclosure in filings, press releases or notices to shareholders shall be required if an adjournment is for a period of forty-eight (48) hours or less.

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                              3. BOARD OF DIRECTORS

     3.1 General Powers. All corporate powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, its Board of Directors.

     3.2   Number, Tenure and Qualifications.

           (a)   The number of directors of the corporation shall be eleven
(11). No more than two (2) officers or employees of the corporation or any of its subsidiaries shall simultaneously serve as directors of the corporation. The directors shall be divided into three (3) classes with the first class to consist of three (3) directors and the second and third classes to consist of four (4) directors each. The term of office of those of the first class shall expire at the Annual Meeting to be held in January, 1984, and of the second class one year thereafter and of the third class, two years thereafter, and in all cases, until their respective successors shall have been elected and qualified. At the Annual Meetings following the initial election of directors by classes, the successors to the class of directors whose term expires in that year shall be elected for a term of three (3) years to succeed those whose terms expire, so that the term of office of one class of directors shall expire in each year, but, subject to the provisions of the By-laws of the corporation, each director shall hold office for the term for which he or she is elected and until his or her successor is elected and, if necessary, qualified or until there is a decrease in the number of directors that takes effect upon or after the expiration of the term for which he or she is elected.

           (b) Directors need not be residents of the State of Wisconsin or shareholders of the corporation. A director having attained age seventy (70) shall automatically cease to be a director of the corporation effective as of the Annual Meeting immediately following such director's seventieth (70th) birthday. All directors who are also officers of the corporation shall automatically cease to be directors of the corporation, effective as of his or her date of termination of employment from the corporation, with the exception of any corporate officer holding, or who has held the position of Chief Executive Officer.

           (c) A Chairman of the Board shall be elected by the Board of Directors from among its members to preside at all meetings of the shareholders and the Board of Directors. The Director, who need not be an employee of the corporation, elected Chairman of the Board shall serve in such position for the term of office as elected by the shareholders or the Board of Directors and until his or her successor shall have been duly elected or until his or her death or until resignation or removal in the manner hereinafter provided. The Chairman of the Board, if an employee of the corporation, may be elected Chief Executive Officer of the corporation by the Board of Directors. The Chairman of the Board shall perform all duties incident to the office and such other duties as may be prescribed by the Board of Directors from time to time.

           (d) All directors of the corporation, who are not simultaneously employed as officers by the corporation, shall be properly compensated and reimbursed for their services as a director on the basis of an annual retainer, meeting attendance fees and reasonable expenses incurred as a director as established and approved annually by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee. Any employee of the corporation, who is elected a director of the corporation, shall not receive any compensation, expense reimbursement or participation in director benefit programs for his or her services as a

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director of the corporation. A Chief Executive Officer, who retires from the corporation prior to attaining age seventy (70) while serving as a director, immediately becomes eligible for compensation, expense reimbursement and director benefit program participation as a non-employee director effective as of the individual's retirement date from the corporation.

     3.3 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as, the Annual Meeting of shareholders, and each adjourned session thereof. The Board of Directors may, by resolution, provide the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

     3.4 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, Chief Executive Officer or a majority of the number of directors fixed by Section 3.2. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them.

     3.5 Notice of Meetings. Except as otherwise provided in the Amended and Restated Articles of Incorporation or the Wisconsin Business Corporation Law, notice of the date, time and place of any special meeting of the Board of Directors and of any special meeting of a committee of the Board of Directors shall be given orally or in writing to each director or committee member at least forty-eight (48) hours prior to the meeting, except that notice by mail shall be given at least seventy-two (72) hours prior to the meeting. The notice need not describe the purpose of the meeting.

     3.6   Quorum; Votes. One-third (1/3) of the number of directors fixed by
Section 3.2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present shall be the act of the Board of Directors, unless the act of a greater number is required by law, by the Amended and Restated Articles of Incorporation or by these By-laws.

     3.7 Removal and Resignation. A director may be removed from office by the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares entitled to vote taken at a meeting called for that purpose. A director may resign at any time by delivering his written resignation to the Secretary of the corporation or to the Chairman of the Board. A resignation is effective when the notice is received unless the notice specifies a later effective date.

     3.8 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by any of the following: (i) the shareholders, (ii) the Board of Directors or (iii) if the directors remaining in office constitute fewer than a quorum of the Board of Directors, the directors, by the affirmative vote of a majority of all directors remaining in office; provided, however, that if the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors. The Directors so elected shall hold office until the next succeeding election of the class for which such director shall have been elected.

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     3.9  Nominations. Nominations for the election of directors may be made only by the Board of Directors, by the Nominating and Corporate Governance Committee of the Board of Directors (or, if none, any other committee serving a similar function) or by any shareholder entitled to vote generally in elections of directors where the shareholder complies with the requirements of this Section. Any shareholder of record entitled to vote generally in elections of directors may nominate one or more persons for election as directors at a meeting of shareholders only if written notice of such shareholder's intent to make such nomination or nominations has been given to the Secretary of the corporation and is received by the Secretary (i) with respect to an election to be held at an Annual Meeting, not more than ninety (90) days nor less than fifty
(50) days in advance of the third Thursday after the first Friday of the month of April next following the last Annual Meeting held; provided, that if the Annual Meeting is held earlier than the third Thursday after the first Friday of the month of April, such notice must be given on or before the later of (x) the date fifty (50) days prior to the earlier date of the Annual Meeting and (y) the date ten (10) business days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission or a press release to Dow Jones & Company or any similar service, of the earlier date of the Annual Meeting, and (ii) with respect to an election to be held at a Special Meeting as to which notice of such meeting states that it is to be held for the election of directors, not earlier than ninety (90) days prior to such Special Meeting and not later than the close of business on the later of (x) the tenth (10th) business day following the date on which notice of such meeting is first given to shareholders and (y) the fiftieth (50th) day prior to such Special Meeting. Each such notice of a shareholder's intent to nominate a director or directors at an Annual Meeting or Special Meeting shall set forth the following: (A) the name and address, as they appear on the corporation's books, of the shareholder who intends to make the nomination and of the beneficial owner or owners, if any, on whose behalf the nomination is to be made and the name and residence address of the person or persons to be nominated; (B) the class and number of shares of the corporation which are beneficially owned by the shareholder and beneficial owner or owners; (C) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (D) a description of all arrangements or understandings between the shareholder and/or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (E) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors, or would be otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and (F) the written consent of each nominee to be named in a proxy statement and to serve as a director of the corporation if so elected. No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this By-law. If the chairman of the shareholders meeting shall determine that a nomination was not made in accordance with the procedures prescribed by the By-laws, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.9, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

     3.10 Compensation. The Board of Directors, irrespective of any personal interest of any of its members, upon the recommendation of the Nominating and Corporate Governance Committee, may establish compensation of all directors for services to the corporation as directors, or may delegate such authority to an appropriate committee.

     3.11 Presumption of Assent. A director of the corporation who is present and is announced as present at a meeting of the Board of Directors or a committee thereof of which he or she is a member at which action on any corporate matter is taken assents to the action taken, unless any of the following occurs: (i) the director objects at the beginning of the meeting or promptly upon his or her arrival to the holding of the meeting or transacting business at the meeting; (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; (iii) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting; or (iv) the director dissents or abstains from action taken, minutes of the meeting are prepared that fail to show the director's dissent or abstention from the action taken and the director delivers to the corporation a written notice of that failure that complies with Section
180.0141 of the Wisconsin Business Corporation Law promptly after receiving the minutes. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

     3.12  Committees of the Board of Directors.

           (a) Subject to the provisions of the Wisconsin Business Corporation Law, there shall be those committees of the Board of Directors set forth in Sections 3.13-3.18 of these By-laws, and the Board of Directors may from time to time establish other committees including standing or special committees, which shall have such duties and powers as are authorized by these By-laws or by the Board of Directors; provided, however, that no committee shall do any of the following: (i) authorize distributions; (ii) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires be approved by shareholders; (iii) fill vacancies on the Board of Directors or, unless the Board of Directors provides by resolution that any vacancies on a committee shall be filled by the affirmative vote of a majority of the remaining committee members, on any of its committees; (iv) amend the corporation's Amended and Restated Articles of Incorporation; (v) adopt, amend or repeal the corporation's By-laws; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; and (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or the Chief Executive Officer of the corporation to do so within limits prescribed by the Board of Directors. In addition to the powers expressly enumerated in these By-laws, the Board of Directors may, by resolution, at any time desirable, adopt new powers and authority of any committee.

           (b) Committee members and the chairman of each committee, including any alternates, shall be recommended by the Nominating and Corporate Governance Committee and shall be appointed by the Board of Directors as provided in the Wisconsin Business Corporation Law. Any member of any committee may be removed at any time with or without cause by the Board of Directors. Vacancies which occur in any committee may be filled by a resolution of the Board of Directors. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, so long as the

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

committee has at least two (2) members and a quorum is present, may continue to act until such vacancy is filled. The Board of Directors may, by resolution, at any time deemed desirable, discontinue any standing or special committee, subject to the requirements of the By-laws of the corporation. Members of standing committees, and their chairmen, shall be appointed yearly at the organizational meeting of the Board of Directors which is held immediately following the Annual Meeting of shareholders. Members of committees may receive such compensation for their services as the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, may determine.

     3.13 Executive Committee. There shall be an Executive Committee of the Board of Directors. The Executive Committee shall consist of the Chief Executive Officer of the corporation and not less than three (3) other directors. Subject to the Wisconsin Business Corporation Law and Section 3.12 of these By-laws, the Executive Committee shall have all of the powers of the Board of Directors in the management and conduct of the business and affairs of the corporation in the intervals between meetings of the Board of Directors, and shall report its actions to the Board of Directors at its regular meetings.

     3.14 Audit Committee. There shall be an Audit Committee of the Board of Directors. The purposes of the Committee are (1) to assist the Board of Directors in overseeing (a) the quality and integrity of the corporation's financial statements, (b) the qualifications and independence of the corporation's independent auditor, (c) the performance of the corporation's internal audit function and independent auditor, and (d) the corporation's compliance with legal and regulatory requirements; (2) to prepare the report of the Committee required to be included in the corporation's annual proxy statement under the rules of the Securities and Exchange Commission.; and (3) to perform the duties and responsibilities set forth below. The provisions of this
Section 3.14 shall constitute the Charter of the Audit Committee.

Membership

     1. The Committee shall have at least three (3) members. Each member of the Committee shall satisfy the independence requirements relating to directors and audit committee members (a) of the New York Stock Exchange and (b) under Section 10A(m) of the Securities Exchange Act of 1934 (the "Exchange Act") and any related rules and exemptions promulgated thereunder by the Securities and Exchange Commission.

     2. The members of the Committee shall be appointed by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee, which shall recommend for Committee membership such directors as it believes are qualified. Members of the Committee shall serve at the pleasure of the Board of Directors and for such term or terms as the Board of Directors may determine.

     3. No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee.

     4. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become

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

           financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall qualify as a financial expert, as such term is defined by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

Structure and Operations

     5. One of the members of the Committee will be designated by the Board of Directors to serve as the Committee chairperson. The affirmative vote of a majority of the members of the Committee is necessary for the adoption of any resolution. The Committee may create one or more subcommittees and may delegate, in its discretion, all or a portion of its duties and responsibilities to such subcommittees. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals of audit and non-audit services pursuant to Section 10A(i)(3) of the Exchange Act and any related rules promulgated thereunder by the Securities and Exchange Commission, which pre-approvals shall be presented to the full Committee at the next scheduled meeting.

     6. The Committee shall have a regularly scheduled meeting at least once every fiscal quarter, at such times and places as shall be determined by the Committee chairperson, and may have such additional meetings as the Committee chairperson or any two (2) of the Committee's members deem necessary or desirable. The Committee may request (a) any officer or employee of the corporation, (b) the corporation's outside counsel or (c) the corporation's independent auditor to attend any meeting (or portions thereof) of the Committee, or to meet with any members of or consultants to the Committee, and to provide such information as the Committee deems necessary or desirable.

     7. The Committee shall meet separately, periodically, with management, with the corporation's internal auditors (or other personnel responsible for the corporation's internal audit function) and with the independent auditor.

Duties and Responsibilities

     The Committee's duties and responsibilities shall include all of the following items, and such other matters as may from time to time be delegated to the Committee by the Board of Directors:

     Reports to the Board of Directors; Review of Committee Performance and Charter

     8. The Committee shall report regularly to the Board of Directors and review with the Board of Directors any issues that arise with respect to: (i) the quality or integrity of the corporation's financial statements; (ii) the performance and independence of the corporation's independent auditor; (iii) the performance of the corporation's internal audit function; and (iv) the corporation's compliance with legal and regulatory requirements.

     9. The Committee shall undertake and review with the Board of Directors an annual performance evaluation of the Committee, which shall compare the performance of the Committee with the requirements of this Charter and set forth the goals and objectives of the Committee for the upcoming year. The performance evaluation by

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

           the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board of Directors may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

     10. The Committee shall review and reassess the adequacy of this charter at least annually and recommend any proposed changes to the Board of Directors for approval.

     The Corporation's Relationship With the Independent Auditor

     11. The Committee shall have the sole and direct responsibility and authority for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, evaluation and oversight of the work of each independent auditor employed by the corporation for the purpose of preparing or issuing an audit report or related work, and each such independent auditor shall report directly to the Committee. The Committee shall be responsible for resolving disagreements between management and each such independent auditor regarding financial reporting.

     12. The Committee shall have the responsibility and authority to approve, in advance of the provision thereof, all audit services and, subject to Section 10A(i) of the Exchange Act and rules promulgated thereunder, all non-audit services to be provided to the corporation by any such independent auditor. The Committee shall have the sole authority to approve any compensation payable by the corporation for any approved audit or non-audit services to any such independent auditor, including the fees, terms and conditions for the performance of such services.

     13. The Committee shall review the independent auditors' audit plan, including its scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     14. The Committee shall, at least annually: (i) obtain a written report by the independent auditor describing, to the extent permitted under applicable auditing standards: (a) the independent auditor's internal quality-control procedures; (b) any material issues raised by the most recent quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (c) all relationships between the independent auditor and the corporation; and (ii) review the foregoing report and the independent auditor's work throughout the year and evaluate the independent auditor's qualifications, performance and independence, including a review and evaluation of the lead partner on the independent auditor's engagement with the corporation, and present its conclusions to the Board of Directors and, if so determined by the Committee, recommend that the Board of Directors take additional action to satisfy itself of the qualifications, performance and independence of the independent auditor.

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

     15. The Committee shall, at least annually, discuss with the independent auditor, out of the presence of management if deemed appropriate: (i) the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented, relating to the conduct of the audit; (ii) the audit process, including, without limitation, any problems or difficulties encountered in the course of the performance of the audit, including any restrictions on the independent auditor's activities or access to requested information imposed by management, and management's response thereto, and any significant disagreements with management; and (iii) the corporation's internal controls and the responsibilities, budget and staffing of the corporation's internal audit function, including any "management" or "internal control" letter issued or proposed to be issued by such auditor to the corporation.

     16. The Committee shall establish policies for the corporation's hiring of employees or former employees of the independent auditor.

     17. The Committee shall review, and discuss as appropriate with management, the internal auditors and the independent auditor, the report of the independent auditor required by Section 10A(k) of the Exchange Act.

Financial Reporting and Disclosure Matters

     18. The Committee shall review and discuss with management and the independent auditor:

           (i) prior to the annual audit, the scope, planning and staffing of the annual audit;

           (ii) the corporation's annual audited financial statements and quarterly financial statements, including the corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the results of the independent auditor's reviews of the quarterly financial statements;

           (iii) significant issues regarding accounting and auditing principles and practices and financial statement presentations, including all critical accounting policies and estimates, any significant changes in the corporation's selection or application of accounting principles and any significant issues as to the adequacy of the corporation's internal controls and any special audit steps adopted in light of the material control deficiencies;

           (iv) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

           (v) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements;

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

     19.   (vi)  any significant changes to the corporation's auditing and accounting principles and practices suggested by the independent auditor, internal audit personnel or management; and

           (vii) management's internal control report prepared in accordance with rules promulgated by the Securities and Exchange Commission pursuant to Section 404 of the Sarbanes-Oxley Act.

     20. The Committee shall recommend to the Board of Directors whether the annual audited financial statements should be included in the corporation's Annual Report and Form 10-K.

     21. The Committee shall review and discuss with management the corporation's practices regarding earnings press releases and the provision of financial information and earnings guidance by management to analysts and ratings agencies.

     22. The Committee shall periodically review and discuss with management the corporation's guidelines and policies with respect to the process by which the corporation undertakes risk assessment and risk management, including discussion of the corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Committee shall not be required to undertake these reviews and discussions to the extent they are performed by the Finance Committee of the corporation.

     23. The Committee shall review and discuss with the Chief Executive Officer and Chief Financial Officer the procedures undertaken in connection with the Chief Executive Officer and Chief Financial Officer certifications for Forms 10-K, Forms 10-Q and other reports including their evaluation of the corporation's disclosure controls and procedures and internal controls.

     24. The Committee shall annually obtain from the independent auditor assurance that the audit was conducted in a manner consistent with
           Section 10A of the Exchange Act and any other applicable rules or regulations.

     Internal Audit, Compliance Matters and Other

     24. The Committee shall review the budget, activities, organizational structure, qualifications and performance of the internal audit department, as needed.

     25. The Committee shall review any reports to management covering issues which are material to the company's financial statements prepared by internal audit personnel, and management's responses.

     26. The Committee shall establish and maintain procedures for: (i) the receipt, retention, and treatment of complaints received by the corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

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

     27. The Committee shall review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the corporation's financial statements or accounting policies.

     28. On at least an annual basis, the Committee shall review with the corporation's counsel, any legal matters that could have a significant impact on the corporation's financial statements, the corporation's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     29. The Committee shall exercise such other powers and perform such other duties and responsibilities as are required or recommended under New York Stock Exchange rules.

     30. The Committee shall exercise such other powers and perform such other duties and responsibilities as are incidental to the purposes, duties and responsibilities specified herein and as may from time to time be delegated to the Committee by the Board of Directors.

Authority and Resources

     The Committee may, without further approval by the Board of Directors, obtain such advice and assistance, including, without limitation, the performance of special audits, reviews and other procedures, from outside accounting, legal or other advisors as the Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities hereunder. Any accounting, legal or other advisor retained by the Committee may, but need not, be in the case of an outside accountant, the same accounting firm employed by the corporation for the purpose of rendering or issuing an audit report on the corporation's annual financial statements, or in the case of an outside legal or other advisor, otherwise engaged by the corporation for any other purpose.

     The corporation shall pay to the independent auditor employed by the corporation for the purpose of rendering or issuing an audit report and to any outside accounting, legal or other advisor retained by the Committee pursuant to the preceding paragraph such compensation, including, without limitation, usual and customary expenses and charges, as shall be determined by the Committee.

     3.15 Compensation and Development Committee. There shall be a Compensation and Development Committee of the Board of Directors. The purposes of the Committee are to: (1) discharge the Board of Directors' responsibilities relating to compensation of the corporation's executives; (2) prepare any report of the Committee on executive compensation required by the rules and regulations of the Securities and Exchange Commission to be included in the corporation's annual proxy statement; and (3) perform the duties and responsibilities set forth below. The provisions of this Section 3.15 shall constitute the Charter of the Compensation and Development Committee.

Membership

           (a) The Committee shall be composed of at least three (3) members, each of

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

               whom shall be appointed by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee, which shall recommend for Committee membership such directors as it believes are qualified. Members of the Committee shall serve at the pleasure of the Board of Directors and for such term or terms as the Board of Directors may determine.

           (b) Each member of the Committee shall meet the independence requirements of the New York Stock Exchange and be both a "nonemployee director" (within the meaning of Rule 16b-3 of the Securities and Exchange Act) and an "outside director" (within the meaning of Section 162(m)(4)(C) of the Internal Revenue
               Code).

Structure and Operations

           (c) One of the members of the Committee will be designated by the Board of Directors to serve as the Committee chairperson. The affirmative vote of a majority of the members of the Committee is necessary for the adoption of any resolution. The Committee may create one or more subcommittees and may delegate, in its discretion, all or a portion of its duties and responsibilities to such subcommittees.

           (d) The Committee shall have at least two regularly scheduled meetings per year, at such times and places determined by the Committee chairperson, and may have such additional meetings as the Committee chairperson or any two (2) of the Committee's members deem necessary or desirable. The Committee may invite such members of management to its meetings as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions.

Duties and Responsibilities

           The Committee's duties and responsibilities shall include all of the responsibilities of a qualified compensation committee under New York Stock Exchange rules, including, but not limited to the following items, and such other matters as may from time to time be delegated to the Committee by the Board of Directors:

           (e) The Committee shall review and approve all compensation plans and programs (philosophy and guidelines) of the corporation and, in consultation with senior management, oversee the development and implementation of the corporation's compensation program, including salary structure, base salary, short and long-term incentive compensation plans, including stock options and nonqualified benefit plans and programs, including fringe benefit plans programs.

           (f) The Committee shall, at least annually, review and approve all compensation arrangements and changes in the compensation of the Chief Executive Officer and the other officers appointed by the Board of Directors, including, without limitation (i) base salary, (ii) short and long-term incentive awards and opportunities; (iii) employment agreements, severance arrangements and

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

               change-in-control agreements/provisions, in each case as, when and if appropriate; and (iv) any special or supplemental benefits.

           (g) The Committee shall, at least annually, review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives, report the results of such evaluation to the Board of Directors and set the Chief Executive Officer's compensation level based on this evaluation.

           (h) The Committee shall review and approve all awards under the corporation's Stock Option Plans.

           (i) The Committee shall review and make recommendations to the Board of Directors with respect to incentive-compensation plans and equity-based plans, oversee the administration of these plans and discharge any responsibilities imposed on the Committee by any of these plans.

           (j) The Committee shall consider and make recommendations to the Board of Directors regarding the selection and retention of all elected officers of the corporation (as defined in Section 4.1) and shall annually recommend to the Board of Directors the appointment of such officers of the corporation at the time of the Annual Meeting of shareholders.

           (k) The Committee shall approve all executive employment contracts.

           (l) The Committee shall prepare such reports as are required to be included in the corporation's proxy statement, including an annual report regarding executive compensation for inclusion in the corporation's annual proxy statement in accordance with applicable Securities and Exchange Commission rules and regulations.

           (m) The Committee shall undertake and review with the Board of Directors an annual performance evaluation of the Committee, which shall compare the performance of the Committee with the requirements of the corporation's By-laws and the Committee's charter and set forth the goals and objectives of the Committee for the upcoming year. The Committee shall conduct such performance evaluation in such manner as the Committee deems appropriate, and may report the results of its performance evaluation through an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

           (n) The Committee shall annually review and approve the Chief Executive Officer's succession plans for the corporation.

           (o) The Committee shall oversee the corporation's regulatory compliance with respect to compensation matters, including the corporation's policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been obtained for purposes of Section 162(m) of the

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               Internal Revenue Code.

        (e) The Committee shall report to the Board of Directors periodically on all matters for which the Committee has responsibility and at such times as the Board of Directors may otherwise request.

        (f) The Committee shall annually review and reassess the adequacy of this Charter and recommend to the Board of Directors for approval such changes as the Committee believes are appropriate.

        (g) The Committee shall exercise such other powers and perform such other duties and responsibilities as are incidental to the purposes, duties and responsibilities specified herein and as may from time to time be delegated to the Committee by the Board of Directors.

Authority and Resources

        The Committee shall have the sole authority, without further approval by the Board of Directors, to select, retain and terminate a compensation consultant to assist in the evaluation of Chief Executive Officer or senior executive compensation and to approve any compensation payable by the corporation to such consultant, including the fees, terms and other conditions for the performance of such services. In addition, the Committee may, without further approval by the Board of Directors, obtain such advice and assistance from outside accounting, legal or other advisors as the Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities hereunder. Any accounting, legal or other advisor retained by the Committee may, but need not, be in the case of an outside accountant, the same accounting firm employed by the corporation for the purpose of rendering or issuing an audit report on the corporation's annual financial statements, or in the case of outside counsel or other advisor, otherwise engaged by the corporation for any other purpose.

        The corporation shall pay to any compensation consultant or outside accounting, legal or other advisor retained by the Committee pursuant to the preceding paragraph such compensation, including, without limitation, usual and customary expenses and charges, as shall be determined by the Committee.

   3.16 Finance Committee. There shall be a Finance Committee of the Board of Directors. The Committee shall have the following membership and powers:

        (a) The Committee shall have at least three (3) members. At least fifty percent (50%) of the members of the Committee shall be non-employee directors.

        (b) The Committee shall review and approve the corporation's annual capital budget, long-term financing plans, existing credit facilities, investments and commercial and investment banking relationships.

        (c) The Committee shall review and approve the corporation's existing insurance coverages, foreign currency management and Stock Repurchase Program.

        (d) The Committee shall review and approve the financial management and

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

administrative operation of the corporation's qualified and non-qualified employee benefit plans.

        (e) The Committee shall have such other duties as lawfully may be delegated to it from time to time by the Board of Directors.

   3.17 Nominating and Corporate Governance Committee. There shall be a Nominating and Corporate Governance Committee of the Board of Directors. The purposes of the Committee are to: (1) identify individuals qualified and suitable to become members of the Board of Directors and its committees and recommend to the Board of Directors the director nominees for each Annual Meeting of shareholders; (2) develop and recommend to the Board of Directors a set of corporate governance principles for the corporation; and (3) perform the duties and responsibilities set forth below. The provisions of this Section 3.17 shall constitute the Charter of the Nominating and Corporate Governance Committee.

Membership

        (a) The Committee shall have at least three (3) members, each of whom shall meet the independence requirements of the New York Stock Exchange.

        (b) The members of the Committee shall be appointed by the Board of Directors on the recommendation of the Committee, which shall recommend for Committee membership such directors as it believes are qualified. Members of the Committee shall serve at the pleasure of the Board of Directors and for such term or terms as the Board of Directors may determine.

Structure and Operations

        (c) One of the members of the Committee will be designated by the Board of Directors to serve as the Committee chairperson. The affirmative vote of a majority of the members of the Committee is necessary for the adoption of any resolution. The Committee may create one or more subcommittees and may delegate, in its discretion, all or a portion of its duties and responsibilities to such subcommittees.

        (d) The Committee shall meet at least twice a year, at such times and places determined by the Committee chairperson, and may have such additional meetings as the Committee chairperson or any two (2) of the Committee's members deem necessary or desirable. The Committee may invite such members of management to its meetings as it may deem desirable or appropriate.

Duties and Responsibilities

        The Committee's duties and responsibilities shall include all of the responsibilities of a nominating and corporate governance committee under New York Stock Exchange rules, including but not limited to the following items, and such other matters as may from time to time be delegated to the Committee by the Board of Directors:

        Board of Directors and Committees

        (e) The Committee shall recommend to the Board of Directors appropriate criteria for the selection of new directors and shall periodically review the criteria adopted by the Board of Directors and, if deemed desirable, recommend to the Board of Directors changes to such criteria.

        (f) The Committee shall identify and recommend to the Board of Directors candidates the Committee believes are qualified and suitable to serve as director consistent with criteria for selection of new directors adopted from time to time by the Board of Directors and shall recommend candidates to the Board of Directors for nomination to stand for election at each Annual Meeting of shareholders or, if applicable, at special meetings of shareholders where directors are to be elected. The Committee shall recommend persons to serve as proxies to vote proxies solicited by the Board of Directors in connection with such meetings. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board of Directors), the Committee shall recommend to the Board of Directors an individual to fill such vacancy through appointment by a majority of the corporation's directors.

        (g) The Committee shall cause the names of all director candidates that are approved by the Board of Directors to be listed in the corporation's proxy materials and shall support the election of all candidates so nominated by the Board of Directors to the extent permitted by law.

        (h) The Committee shall review and make recommendations to the Board of Directors concerning the composition and size of the Board of Directors and potential candidates to serve in the future on the Board of Directors.

        (i) The Committee shall assist the Board of Directors in making a determination as to whether or not each director of the corporation satisfies the independence requirements relating to directors of the New York Stock Exchange and under Section 10A(m) of the Securities Exchange Act of 1934 and any related rules and exemptions promulgated thereunder by the Securities and Exchange Commission.

        (j) The Committee shall review candidates for election as directors submitted by shareholders for compliance with these By-laws.

        (k) The Committee shall identify Board members qualified to fill vacancies on any committee of the Board (including the Committee) and recommend that the Board appoint the identified member or members to the respective committee. In recommending a member for committee membership, the Committee shall take into consideration the factors set forth in the charter of the committee, if any, as well as any other factors it deems appropriate, including without limitation, the corporation's corporate governance principles, the consistency of the member's experience with the goals of the committee and the interplay of the member's experience with the experience of the other committee members. The Committee shall consider candidates proposed by management, members of the Committee and other members of the Board of Directors.

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

        (l) The Committee shall periodically review the compensation of the corporation's directors and make recommendations to the Board of Directors with respect thereto. In evaluating the compensation of directors who are members of the corporation's Audit Committee, the Committee shall take into consideration, without limitation, the independence requirements for audit committee members under the New York Stock Exchange rules and Section 10A of the Securities Exchange Act of 1934 and any related rules or regulations promulgated thereunder by the Securities and Exchange Commission.

        Oversight and Corporate Governance

        (m) The Committee shall establish procedures for the Committee to exercise oversight of the evaluation of the Board of Directors and management.

        (n) The Committee shall oversee the system of corporate governance of the corporation, including: developing and recommending to the Board of Directors a set of corporate governance principles for the corporation; (ii) reviewing and reassessing the adequacy of those principles at least once a year; and (iii) recommending to the Board of Directors for approval any changes to the principles as the Committee believes are appropriate.

        (o) The Committee shall undertake and review with the Board of Directors an annual performance evaluation of the Committee, which shall compare the performance of the Committee with the requirements of this Charter and set forth the goals and objectives of the Committee for the upcoming year. The Performance Evaluation shall be conducted in such manner as the Committee deems appropriate and shall recommend to the Board of Directors any improvements to this Charter deemed necessary or desirable by the Committee. The report to the Board of Directors may take the form of an oral report by the Committee chairperson or any other member of the Committee designated by the Committee to make such report.

        (p) The Committee shall report periodically to the Board of Directors on all matters for which the Committee has been delegated responsibility and at such times as the Board of Directors may otherwise request.

        Other

        (q) The Committee shall annually review and reassess the adequacy of this Charter and recommend to the Board of Directors for approval such changes as the Committee believes are appropriate.

        (r) The Committee shall recommend to the Board of Directors the date, time and place of the Annual Meeting of the shareholders.

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

        (s) The Committee shall exercise such other powers and perform such other duties and responsibilities as are incidental to the purposes, duties and responsibilities specified herein and as may from time to time be delegated to the Committee by the Board of Directors.

Authority and Resources

        The Committee shall have the sole authority, without further approval by the Board of Directors, to select, retain and terminate a consultant or search firm to be used to identify director candidates and evaluate issues relating to the compensation of directors and to approve any compensation payable by the corporation to such consultant or search firm, including the fees, terms and other conditions for the performance of such services. In addition, the Committee may, without further approval by the Board of Directors, obtain such advice and assistance from outside legal or other advisors as the Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities hereunder. Any legal or other advisor retained by the Committee may, but need not, be otherwise engaged by the corporation for any other purpose.

        The corporation shall pay to any consultant or search firm or outside legal or other advisor retained by the Committee pursuant to the preceding paragraph such compensation, including, without limitation, usual and customary expenses and charges, as shall be determined by the Committee.

   3.18 Scientific Advisory Committee. There shall be a Scientific Advisory Committee of the Board of Directors. The Committee shall have the following membership and powers:

        (a) The Committee shall have at least three (3) members. At least fifty percent (50%) of the members of the Committee shall be non-employee directors.

        (b) The Committee shall review and evaluate the research and development programs of the corporation with respect to quality and scope.

        (c) The Committee shall advise the Board of Directors on maintaining product leadership through technological innovation.

        (d) The Committee shall review and make recommendations to the Board of Directors regarding the technological aspects of the corporation's business, including new business opportunities.

        (e) The Committee shall report to the Board of Directors on new technological and regulatory trends that will have a significant impact on the business of the corporation.

        (f) The Committee shall have such other duties as lawfully may be delegated to it from time to time by the Board of Directors.

   3.19 Meetings of Committees. Each committee of the Board of Directors shall fix its own rules of procedure which shall include and be consistent with the provisions of the Wisconsin Business Corporation Law, these By-laws and any resolutions of the Board of Directors governing such committee, and shall make such reports to the Board of Directors of its activities as the Board of Directors may request. Each committee shall meet as provided by such rules and shall also meet at the call of its chairman or any two (2) members of such committee. Unless otherwise provided by such rules, the provisions of these By-laws under Section 3 entitled "Board of Directors" relating to the place of holding meetings and the notice required for meetings of the Board of Directors shall govern the place of meetings and notice of meetings for committees of the Board of Directors. A majority of the members of each committee shall constitute a quorum thereof, except that when a committee consists of two (2) members, then the two (2) members shall constitute a quorum. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. Except in cases where it is otherwise provided by the rules of such committee, the vote of a majority of the members present at a duly constituted meeting at which a quorum is present shall be sufficient to pass any measure by the committee.

     3.20 Informal Action Without Meeting. Any action required or permitted by the Amended and Restated Articles of Incorporation or By-laws or any provision of law to be taken by the Board of Directors or a committee at a meeting may be taken without a meeting if the action is taken by all members of the Board of Directors or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the corporation. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.

     3.21 Telephonic Meetings. Notwithstanding any place set forth in the notice of the meeting or these By-laws, members of the Board of Directors may participate in regular or special meetings of the Board of Directors and all Committees of the Board of Directors by or through the use of any means of communication by which either: (a) all directors participating may simultaneously hear each other, such as by conference telephone, or (b) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors; provided however, that the Chairman of the Board or the chairman of the respective Committee of the Board of Directors or other person or persons calling a meeting may determine that the directors cannot participate by such means, in which case the notice of the meeting, or other notice to directors given prior to the meeting, shall state that each director's physical presence shall be required. If a meeting is conducted through the use of such means, then at the commencement of such meeting all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by such means shall be deemed present in person at such meeting. The identity of each director participating in such a meeting must be verified in such manner as the chairman of the meeting deems reasonable under the circumstances before a vote may be taken.

                                   4. OFFICERS

     4.1  Number.

          (a) The principal executive officers of the corporation shall be a Chairman, a Chief Executive Officer, a President, one or more Vice Presidents, one or more of whom may be

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

designated Executive Vice President, one or more of whom may be designated Senior Vice President, and one or more of whom may be designated Vice President and Group Executive, a Secretary, a Treasurer, a Controller, a Chief Financial Officer and divisional presidents, each of whom shall be appointed by the Board of Directors (the officers thus appointed by the Board of Directors are sometimes referred to herein as the "elected" officers). All other officers, other designated divisional or staff officers, and all assistant officers (including one or more Assistant Secretaries and/or Assistant Treasurers) shall be appointed by the Board of Directors or the Chief Executive Officer. Such officers, agents and employees appointed by the Chief Executive Officer shall hold office at the discretion of the Chief Executive Officer. Any two or more offices may be held by the same person.

        (b) The duties of the elected officers shall be those enumerated herein and any further duties designated by the Board of Directors. The duties herein specified for particular officers may be transferred to and vested in such other officers as the Board of Directors shall appoint from time to time and for such periods or without limitation as to time as the Board of Directors shall order.

        (c) The duties and powers of all officers appointed by the Chief Executive Officer shall be those specifically prescribed for the position(s) by the Chief Executive Officer at the time of appointment.

   4.2  Appointment and Term of Office.

        (a) The elected officers of the corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each Annual Meeting of the shareholders. If the appointment of officers shall not be held at such meeting, such appointment shall be held as soon thereafter as convenient. Each such officer shall hold office until his or her successor shall have been duly appointed or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

        (b) A vacancy in any office appointed by the Board of Directors, because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

   4.3 Removal. The Board of Directors may remove any officer or agent at any time, with or without cause and notwithstanding the contract rights, if any, of the officer or agent removed. Appointment shall not of itself create contract rights.

   4.4 Resignation. An officer may resign at any time by delivering written notice to the Secretary of the corporation. The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date.

   4.5 The Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors, shall supervise and control all of the business and affairs of the corporation. He or she shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and directors. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint and remove certain officers and such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by the Board of Directors; and except as otherwise provided by law or the Board of Directors, he or she may authorize any other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

     4.6 The President. The President shall be the chief operating officer of the corporation. In the absence of the Chief Executive Officer or in the event of his or her death, inability or refusal to act, or in the event for any reason it shall be impracticable for the Chief Executive Officer to act personally, the President shall perform the duties of the Chief Executive Officer and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall have the authority to sign all stock certificates, contracts, and other instruments of the corporation necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by the Board of Directors, and shall perform all duties as are incident to his or her office or are properly required of him or her by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. He or she shall have the authority, subject to such rules, directions, or orders as may be prescribed by the Chairman of the Board, the Board of Directors or the Chief Executive Officer, to appoint and terminate the appointment of such agents and employees of the corporation as he or she shall deem necessary, to prescribe their power, duties and compensation and to delegate authority to them.

     4.7 Vice Presidents. At the time of appointment, one or more of the elected Vice Presidents may be designated Executive Vice President and one or more of them may be designated Senior Vice President. In the absence of the President or in the event of his or her death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Executive Vice Presidents in the order of their tenure in such position, or in the absence of any such designation, or in the event of his or her inability to act, any Senior Vice President in the order of their tenure in such position, or in the absence of any such designation, or in the event of his or her inability to act, then the other Vice Presidents in order of their tenure in such position, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the Chief Executive Officer or the Board of Directors.

     4.8 The Secretary. The Secretary shall: (a) keep as permanent records, the minutes of the shareholders' and of the Board of Directors' meetings, records of actions taken by the Board of Directors without a meeting, and records of actions taken by a Committee of the Board of Directors in place of the Board of Directors and on behalf of the corporation; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) maintain or cause an authorized agent to maintain a record of the corporation's shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or

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

series of shares held by each shareholder; and (e) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or by the Board of Directors.

   4.9 The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 5 of these By-laws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or by the Board of Directors.

   4.10 The Controller. The Controller shall be the chief accounting officer of the corporation. He or she shall: (a) maintain appropriate accounting records for the corporation; (b) cause regular audits of these accounting records to be made; and (c) in general perform all of the duties incident to the office of Controller and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or by the Board of Directors.

   4.11  Compensation.

         (a) The compensation of the elected officers shall be fixed from time to time by the Compensation and Development Committee of the Board of Directors and no such officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Director of the corporation.

         (b) The compensation of all officers appointed by the Chief Executive Officer shall be set by the Chief Executive Officer, from time to time.

                    5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

   5.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances.

   5.2 Loans. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

   5.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner, including by means of facsimile signatures, as shall from time to time be determined by or under the authority of resolution of the Board of Directors.

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

     5.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of the Board of Directors.

                  6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     6.1 Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman, Chief Executive Officer, President or Chief Financial Officer and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     6.2 Signature by Former Officer, Transfer Agent or Registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate for shares has ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were still an officer, transfer agent or registrar at the date of its issue.

     6.3 Uncertificated Shares. The Board of Directors may authorize the issuance of any shares of any of the corporation's classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the corporation.

     6.4 Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

     6.5 Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction upon the transfer of such shares imposed by the corporation.

     6.6 Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) if required by the corporation, files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

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

     6.7 Consideration for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time and determined to be adequate by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration may consist of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. When the corporation receives the consideration for which the Board of Directors authorized the issuance of shares, such shares shall be deemed to be fully paid and nonassessable by the corporation.

     6.8 Stock Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with the statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation including the appointment or designation of one or more stock transfer agents and one or more stock registrars.

                               7. WAIVER OF NOTICE

     7.1 Shareholder Written Waiver. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the Amended and Restated Articles of Incorporation or these By-laws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, shall contain the same information that would have been required in the notice under the Wisconsin Business Corporation Law except that the time and place of meeting need not be stated, and shall be delivered to the corporation for inclusion in the corporate records.

     7.2 Shareholder Waiver by Attendance. A shareholder's attendance at a meeting, in person or by proxy, waives objection to both of the following:

          (a) Lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

          (b) Consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     7.3 Director Written Waiver. A director may waive any notice required by the Wisconsin Business Corporation Law, the Amended and Restated Articles of Incorporation or these By-laws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice and retained by the corporation.

     7.4 Director Waiver by Attendance. A director's attendance at or participation in a meeting of the Board of Directors or any committee thereof waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

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           8. LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     8.1 Limited Liability of Directors to Corporation and Shareholders. A director is not liable to the corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following:

          (a) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

          (b) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful, or no reasonable cause to believe his or her conduct was unlawful;

          (c) a transaction from which the director derived an improper personal profit; or

          (d)  willful misconduct.

     8.2  Indemnification.

          (a) A corporation shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.

          (b) In cases not included under the foregoing paragraph, a corporation shall indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

               (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

               (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

               (iii) a transaction from which the director or officer derived an improper personal profit; or

               (iv)   willful misconduct.

          (c) Determination of whether indemnification is required under this subsection shall be made under section 180.0855 of the Wisconsin Business Corporation Law.

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          (d)  The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this subsection.

          (e) A director or officer who seeks indemnification under this section shall make a written request to the corporation.

          (f) Indemnification under this section is not required if the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding.

     8.3 Reliance by Directors and Officers. Unless a director or officer has knowledge that makes reliance unwarranted, a director or officer, in discharging his or her duties to the corporation, may rely on information, opinions, reports or statements, any of which may be written or oral, formal or informal, including financial statements and other financial data, if prepared or presented by any of the following:

          (a) an officer or employee of the corporation whom the director or officer believes in good faith to be reliable and competent in the matters presented; or

          (b) legal counsel, public accountants or other persons as to matters the director or officer believes in good faith are within the person's professional or expert competence.

          (c) In the case of reliance by a director, a committee of the Board of Directors of which the director is not a member if the director believes in good faith that the committee merits confidence.

     8.4 Consideration of Interests in Addition to Shareholders' Interests. In discharging his or her duties to the corporation and in determining what he or she believes to be in the best interests of the corporation, a director or officer may, in addition to considering the effects of any action on shareholders, consider any of the following:

          (a) the effects of the action on employees, suppliers and customers of the corporation;

          (b) the effects of the action on communities in which the corporation operates; or

          (c)  any other factors the director or officer considers pertinent.

     8.5 Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, director or officer or arising from his or her status as an employee, agent, director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under sections 180.0851, 180.0853,
180.0856 and 180.0858 of the Wisconsin Business Corporation Law.

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     8.6  General.

          (a) Except as limited by law, the indemnification and allowance of expenses provided by Sections 8.1 through 8.5 of this Article do not preclude any additional right to indemnification or allowance of expenses that a director, officer or employee may have under any written agreement between such person and the corporation, resolution of the Board of Directors or resolution adopted by the corporation's shareholders.

          (b)  For purposes of this article, the definitions contained in section 180.0850 of the Wisconsin Business Corporation Law are incorporated herein by this reference. The term "employee" shall mean a natural person who is or was an employee of the corporation or who, while an employee of the corporation, is or was serving at the corporation's request as a director, officer, partner, committee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and, unless the context requires otherwise, the estate or personal representative of the employee.

          (c)  The corporation, by its Board of Directors, may indemnify under
Section 8.2, or with any limitations, any employee or former employee of the corporation with respect to any action taken or not taken in his or her capacity as or while an employee. Notwithstanding the foregoing, the corporation shall indemnify an employee who is not a director or officer corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation.

                                   9. GENERAL

     9.1 Fiscal Year. The fiscal year of the corporation shall end on December 31 of each year, the first full calendar fiscal year being the year ending December 31, 2000.

     9.2 Seal. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Wisconsin".

     9.3 Notices. Except as otherwise required by law or these By-laws, any notice required to be given by these By-laws may be given orally or in writing and notice may be communicated in person, by mail or private carrier, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, and, if these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Oral notice is effective when communicated. Written notice is effective as follows: (a) if delivered in person, when received; (b) if given by mail, when deposited, postage prepaid, in the United States mail addressed to the director at his or her business or home address (or such other address as the director may have designated in writing filed with the Secretary); (c) if given by private carrier, when delivered to the carrier; (d) if given by telegraph, when delivered to the telegraph company; and (e) if given by facsimile, e-mail or other form of wireless communication, at the time transmitted to a facsimile number or e-mail address at any address designated in
(b) above.

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     9.4  No Nominee Procedures. The corporation has not established, and nothing contained in these By-laws shall be deemed to establish, any procedure by which a beneficial owner of the corporation's shares that are registered in the name of a nominee is recognized by the corporation as the shareholder under
Section 180.0723 of the Wisconsin Business Corporation Law.

                                 10. AMENDMENTS

     10.1 Power to Amend and Repeal. Except as may be limited pursuant to
Section 10.2, these By-laws may be amended or repealed, and new By-laws may be adopted, either by the shareholders at any meeting, or by vote of a majority of the shares present or represented thereat, or by the Board of Directors by a vote of a majority of the Board of Directors; except that Sections 2.3, 2.8, 3.2, 3.7, 3.8, 10.1, and 10.2 of the By-laws may be amended only by the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares entitled to vote thereon or by the affirmative vote of a majority of the directors. Except as may be limited pursuant to Section 10.2, the Board of Directors shall have the power to amend or repeal any By-law adopted by the shareholders, and any By-law adopted by the Board of Directors shall be subject to amendment or repeal by the shareholders as well as by the directors.

     10.2 Restrictions on Amendment and Repeal.

          (a) The Board of Directors shall have no power to amend or repeal any By-law or amendment adopted by the shareholders which contains a specific provision to the effect that such By-law or amendment shall not be subject to amendment or repeal by the Board of Directors.

          (b) The Board of Directors shall have no power to amend or repeal any By-law adopted or amended by the shareholders that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors than otherwise is provided in the Wisconsin Business Corporation Law unless the By-law expressly provides that it may be amended or repealed by a specified vote of the Board of Directors. Action by the Board of Directors to adopt or amend a By-law that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect, unless a different voting requirement is specified as provided by the preceding sentence. A By-law that fixes a greater or lower quorum requirement or a greater voting requirement for shareholders or voting groups of shareholders than otherwise is provided in the Wisconsin Business Corporation Law may not be adopted, amended or repealed by the Board of Directors.

          (c) No amendment or repeal of these By-laws by the shareholders at any meeting shall be effective unless the notice of such meeting shall have set forth the general nature of the proposed amendment or repeal.

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

                        SENSIENT TECHNOLOGIES CORPORATION

                          Amended and Restated By-laws

TABLE OF CONTENTS

1.   OFFICES 1
     1.1      Business Offices                           1
     1.2      Registered Office                          1

2.   SHAREHOLDERS 1
     2.1   Annual Meeting                                1
     2.2   Purposes of Annual Meeting                    1
     2.3   Special Meetings                              2
     2.4   Place of Meeting                              5
     2.5   Notice of Meeting                             5
     2.6   Fixing of Certain Record Dates                5
     2.7   Voting Lists                                  6
     2.8   Quorum; Votes                                 6
     2.9   Proxies                                       7
     2.10  Voting of Shares                              7
     2.11  Subsidiary Shares                             7
     2.12  Acceptance of Instrument Showing
             Shareholder Action                          7
     2.13  Conduct of Meeting                            8
     2.14  Postponement: Adjournment                     8

3.   BOARD OF DIRECTORS                                  9
     3.1   General Powers                                9
     3.2   Number, Tenure and Qualifications             9
     3.3   Regular Meetings                              10
     3.4   Special Meetings                              10
     3.5   Notice of Meetings                            10
     3.6   Quorum; Votes                                 10
     3.7   Removal and Resignation                       10
     3.8   Vacancies                                     10
     3.9   Nominations                                   11
     3.10  Compensation                                  12
     3.11  Presumption of Assent                         12
     3.12  Committees of the Board of Directors          12
     3.13  Executive Committee                           13
     3.14  Audit Committee                               13
     3.15  Compensation and Development Committee        18
     3.16  Finance Committee                             21
     3.17  Nominating and Corporate

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             Governance Committee                             22
     3.18  Scientific and Advisory Committee                  25
     3.19  Meetings of Committees                             25
     3.20  Informal Action Without Meeting                    26
     3.21  Telephonic Meetings                                26

4.   OFFICERS                                                 26
     4.1   Number                                             26
     4.2   Appointment and Term of Office                     27
     4.3   Removal                                            27
     4.4   Resignation                                        27
     4.5   The Chief Executive Officer                        27
     4.6   The President                                      28
     4.7   Corporate Vice Presidents                          28
     4.8   The Secretary                                      28
     4.9   The Treasurer                                      29
     4.10  The Controller                                     29
     4.11  Compensation                                       29

     5. CONTRACTS, LOANS, CHECKS AND DEPOSITS                 29
     5.1   Contracts                                          29
     5.2   Loans                                              29
     5.3   Checks. Drafts, etc                                29
     5.4   Deposits                                           30

6.   CERTIFICATES FOR SHARES AND THEIR TRANSFER               30
     6.1   Certificates for Shares                            30
     6.2   Signature by Former Officer,
             Transfer Agent or Registrar                      30
     6.3   Uncertificated Shares                              30
     6.4   Transfer of Shares                                 30
     6.5   Restrictions on Transfer                           30
     6.6   Lost, Destroyed or Stolen Certificates             30
     6.7   Consideration for Shares                           31
     6.8   Stock Regulations                                  31

7.   WAIVER OF NOTICE                                         31
     7.1   Shareholder Written Waiver                         31

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     7.2   Shareholder Waiver by Attendance                   31
     7.3   Director Written Waiver                            31
     7.4   Director Waiver by Attendance                      31

8.   LIABILITY AND INDEMNIFICATION OF DIRECTORS               32
     8.1   Limited Liability of Directors to
             Corporation and Shareholders                     32
     8.2   Indemnification                                    32
     8.3   Reliance by Directors and Officers                 33
     8.4   Consideration of Interests in
             Addition to Shareholders' Interests              33
     8.5   Insurance                                          33
     8.6   General                                            34

9.   GENERAL                                                  34
     9.1   Fiscal Year                                        34
     9.2   Seal                                               34
     9.3   Notices                                            34
     9.4   No Nominee Procedures                              35

10.  AMENDMENTS                                               35
     10.1  Power to Amend and Repeal                          35
     10.2  Restrictions on Amendment and Repeal               35

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